Exhibit 99.1

Sunshine Biopharma Inc. Announces Pricing of $6.0 Million Public Offering

FORT LAUDERDALE, FL, MAY 18, 2026 (ACCESS NEWSWIRE) -- Sunshine Biopharma Inc. (NASDAQ: SBFM) (the “Company”), a pharmaceutical company offering and developing life-saving medicines across oncology, antivirals, and other key therapeutic areas, today announced the pricing of a public offering made on a reasonable best efforts basis with gross proceeds to the Company expected to be approximately $6.0 million, before deducting placement agent fees and other offering expenses payable by the Company.

The offering consisted of 12,000,000 Common Units (or Pre-Funded Units), each consisting of (i) one (1) share of Common Stock or one (1) Pre-Funded Warrant and (ii) two (2) Series C Warrants to purchase one (1) share of Common Stock per warrant at an initial exercise price of $0.50. The public offering price per Common Unit is $0.50 (or $0.49999 per Pre-Funded Unit, which is equal to the public offering price per Common Unit minus an exercise price of $0.00001 per share under the Pre-Funded Warrants). The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until exercised in full. The Series C Warrants will be exercisable immediately and expire five years after the initial issuance date. The exercise price and number of shares issuable under the Series C Warrants are subject to adjustment as described in more detail in the final prospectus to be filed in connection with the offering.

The transaction is expected to close on or about May 19, 2026, subject to the satisfaction of customary closing conditions. The Company expects to use the net proceeds from the offering for general corporate purposes and working capital.

Aegis Capital Corp. is acting as the exclusive placement agent for the offering. Sichenzia Ross Ference Carmel LLP is acting as counsel to the Company. Kaufman & Canoles, P.C. is acting as counsel to Aegis Capital Corp.

A registration statement on Form S-1 (No. 333-295800) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 12, 2026 was declared effective by the SEC on May 18, 2026. The offering is being made only by means of a prospectus. A final prospectus describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Electronic copies of the final prospectus may be obtained, when available, by contacting Aegis Capital Corp., Attention: Syndicate Department, 1345 Avenue of the Americas, 27th floor, New York, NY 10105, by email at syndicate@aegiscap.com, or by telephone at +1 (212) 813-1010. Before investing in this offering, interested parties should read in their entirety the prospectus, which provides more information about the Company and such offering.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Sunshine Biopharma Inc.

Sunshine Biopharma currently markets 60 generic prescription drugs in Canada, with 12 additional launches planned for the remainder of 2026. The Company is also advancing two proprietary drug development programs:

•	K1.1 mRNA, an mRNA-Lipid Nanoparticle therapeutic candidate targeting liver cancer.

•	PLpro protease inhibitor, a small-molecule antiviral candidate for SARS-related coronavirus infections.

Additional information is available at www.sunshinebiopharma.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company’s product development and business prospects, the closing of the offering, and the use of proceeds from the offering, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of risks and uncertainties that could significantly affect current plans, including the risk factors described in the Company’s documents filed with the Securities and Exchange Commission. Actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned as a result of these risks. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Camille Sebaaly, CFO
Direct Line: 514-814-0464
camille.sebaaly@sunshinebiopharma.com